                                                                                                                        Exhibit 12.1

                                          COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                                                    (In thousands, except ratios)

                                                                                      Year Ended December 31
                                                                           ---------------------------------------------------------
                                                              Six Months
                                                                Ended
                                                               June 30,
                                                                 2007         2006       2005        2004       2003 (1)    2002 (1)

Loss before tax                                                $ (7,525)   $ (7,076)   $(18,527)   $(12,745)   $ (6,524)   $ (1,933)
Add fixed charges included                                        2,983       5,989       4,778       1,859         736         621
                                                               --------    --------    --------    --------    --------    --------
     Earnings, as adjusted                                     $ (4,542)   $ (1,087)   $(13,749)   $(10,886)   $ (5,788)   $ (1,312)
                                                               ========    ========    ========    ========    ========    ========
Interest                                                       $  2,983    $  5,989    $  4,778    $  1,859    $    736    $    621
                                                               --------    --------    --------    --------    --------    --------
     Total fixed charges                                       $  2,983    $  5,989    $  4,778    $  1,859    $    736    $    621
                                                               ========    ========    ========    ========    ========    ========
Dividends on preferred stock                                   $    776    $  1,551    $  1,551    $  1,540    $   --      $   --
                                                               ========    ========    ========    ========    ========    ========
Ratio of earnings to fixed charges                                 --          --          --          --          --          --
                                                               --------    --------    --------    --------    --------    --------

Ratio of earnings to combined fixed charges and
preferred stock dividends                                          --          --          --          --          --          --
                                                               --------    --------    --------    --------    --------    --------

Deficiency of earnings available to cover fixed charges        $ (7,525)   $ (7,076)   $(18,527)   $(12,745)   $ (6,524)   $ (1,933)
                                                               ========    ========    ========    ========    ========    ========
Deficiency of earnings available to cover combined fixed
charges and preferred stock dividends                          $ (8,301)   $ (8,627)   $(20,078)   $(14,285)   $ (6,524)   $ (1,933)
                                                               ========    ========    ========    ========    ========    ========

(1)   Empire Resorts, Inc. was the legal survivor in a merger in 2004 between it and Catskill Development, L.L.C. Under accounting principles generally accepted in the United States, however, the merger was accounted for as a reverse acquisition whereby Catskill
Development, L.L.C. was considered the acquirer of more than 50% of the post transaction combined company. Accordingly, the above financial information for the fiscal years ended December 31, 2002 and 2003 pertain to Catskill Development, L.L.C. only, while the above financial information for the fiscal years ended December 31, 2004, 2005 and 2006 and for the six months ended June 30, 2007, reflect the combined operations of the former Empire Resorts, Inc. and Catskill Development, L.L.C.